FOR IMMEDIATE RELEASE

Arbitron Inc. Seeks Declaratory Judgment and Injunctive Relief against the New Jersey Attorney General
Company files suit in Federal Court to prevent a restraint of publication of Portable People Meter listening estimates;
Company acknowledges State of New Jersey has commenced litigation;
Company also acknowledges State of New York has commenced litigation.

NEW YORK; October 10, 2008 – Arbitron Inc. (NYSE: ARB) announced today that it has asked the United States District Court for the District of New Jersey for a declaratory judgment and injunctive relief against the New Jersey Attorney General to prevent any attempt to restrain Arbitron’s publication of its Portable People MeterTM listening estimates.

Regarding the action by the New Jersey Attorney General
The Company acknowledged today that the State of New Jersey has commenced litigation against Arbitron in the Superior Court of New Jersey for Middlesex County, alleging violations of New Jersey consumer fraud and civil rights laws relating to the marketing and commercialization in New Jersey of the PPMTM radio ratings service.

Arbitron denies all such allegations and intends to defend itself and its interests vigorously.

Regarding the action by New York Attorney General
The Company also acknowledged today that the State of New York has commenced litigation against Arbitron in the Supreme Court of New York for New York County alleging false advertising and deceptive business practices in violation of New York consumer protection and civil rights laws relating to the marketing and commercialization in New York of the Portable People Meter radio ratings service.

Arbitron denies all such allegations and intends to defend itself and its interests vigorously.

As previously announced, on October 6, 2008, Arbitron commenced a civil action in the United States District Court for the Southern District of New York, seeking a declaratory judgment and injunctive relief against the New York Attorney General to prevent any attempt by the New York Attorney General to restrain Arbitron’s publication of its PPM listening estimates.

Regarding Arbitron Federal suit against New Jersey Attorney General
The Company stated that any restraint on the publication of its PPM listening estimates would have an adverse impact on the radio broadcast industry and advertising industries as a whole, would cause Arbitron’s business to suffer severe irreparable harm, would cause economic injury to Arbitron’s shareholders and violates the Company’s First Amendment rights to publish its radio audience listening estimates.

Among other things, the Company is seeking the following relief:

•	a judgment declaring that the publication of its PPM listening estimates is fully protected by the U.S. and New Jersey State Constitutions; and

•	a permanent injunction enjoining the New Jersey Attorney General from attempting to restrain or prevent Arbitron from publishing its PPM listening estimates.

“We are asking the United States District Court to uphold our First Amendment rights and to prevent the New Jersey Attorney General from attempting to restrain publication of our Portable People Meter listening estimates,” said Steve Morris, president, chairman and chief executive officer, Arbitron Inc.

About the Portable People Meter
On October 6, 2008, Arbitron commercialized its Portable People Meter radio ratings services in New York, Los Angeles, Chicago, San Francisco, Nassau-Suffolk, Middlesex-Somerset-Union, Riverside-San Bernardino and San Jose.

The Company commercialized its Portable People Meter radio ratings service in Philadelphia on April 27, 2007, and in Houston on July 18, 2007.

The Arbitron Portable People Meter system uses a passive audience measurement device – about the size of a small cell phone – to track consumer exposure to media and entertainment, including broadcast, cable and satellite television; terrestrial, satellite and online radio as well as cinema advertising and many types of place-based electronic media. Carried throughout the day by randomly selected survey participants, the PPM device can track when and where they watch television, listen to radio as well as how they interact with other forms of media and entertainment.

The PPM detects inaudible codes embedded in the audio portion of media and entertainment content delivered by broadcasters, content providers and distributors. At the end of the day, the meter is placed in a docking station that extracts the codes and sends them to a central computer. The PPM is equipped with a motion sensor, a patented quality control feature unique to the system, which allows Arbitron to confirm the compliance of the PPM survey participants every day.

About Arbitron

Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies in the United States. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

Through its Scarborough Research joint venture with The Nielsen Company, Arbitron provides additional media and marketing research services to the broadcast television, newspaper and online industries.

Arbitron’s marketing and business units are supported by a world-renowned research and technology organization located in Columbia, Maryland. Arbitron’s executive offices are located in New York City.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.

Arbitron Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	successfully implement the commercialization of our Portable People MeterTM service;

•	successfully maintain industry usage of our services in light of governmental regulation, legislation, litigation, activism or adverse public relations efforts prompted by various industry groups and market segments.

•	successfully design, recruit and maintain PPM panels that appropriately balance research quality, panel size and operational cost;

•	complete the Media Rating Council (“MRC”) audits of our local market PPM ratings services in a timely manner and successfully obtain and/or maintain MRC accreditation for our audience measurement business;

•	renew contracts with large customers as they expire;

•	successfully execute our business strategies, including entering into potential acquisition, joint-venture or other material third-party agreements;

•	effectively manage the impact, if any, of any further ownership shifts in the radio and advertising agency industries;

•	respond to rapidly changing technological needs of our customer base, including creating new proprietary software systems and new customer products and services that meet these needs in a timely manner;

•	successfully manage the impact on our business of any economic downturn, generally, and in the advertising market, in particular;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, privacy concerns, consumer trends, technology changes and/or government regulations; and

•	successfully develop and implement technology solutions to measure new forms of audio content and delivery, multimedia and advertising in an increasingly competitive environment;

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2007, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.